Exhibit 23
Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-69042, 333-102718, 333-139236) of A. Schulman, Inc. of our report dated October 30, 2007 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Cleveland, Ohio
October 30, 2007